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                                                                   EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 18, 1997, relating to the financial statements of Ballard Designs, Inc., which are not included separately herein.

  We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          /s/ BDO Seidman, LLP

Atlanta, Georgia

October 27, 1998